Exhibit 10.3

Labor Contract

This labor contract is based on the People’s Republic China’s labor law and labor contract law and other related laws and regulations.

Employer:   Jilin Huamei Beverage Co. Ltd.

Employer’s address: RM1612  Zhongji Building 1562 Jiefang Great Road, Changchun City, Jilin, China

Legal Representative: Liu, Changzhen

Employee: Ren, Ying

Gender: Female

Employee’s ID Number: 220102196006042225

Employee’s address:  Zhishan Rd,Nanguan district,Changchun city

I. Contract Period & Probation Period

Both parties agreed to choose   1   for the employment terms

1.	Fixed contract period: From January 2, 2014 to January 1,2017.
2.	No fixed contract period: From __________ year _______ month _______ day
3.	By Project : From _______________ to completion

II Job Description & Job Location

CFO

III Working Hours & Time Off

Both parties agreed to choose   1    as working hours

1.	Standard full time
2.	Non Standard hours
3.	Combined hours

IV Remuneration

By consensus, both parties confirm the wage is _￥3,000.00_ a month.  Payment should be in monetary form and full payment of the monthly wages shall be delivered by the _the last_ day of the month. Employer shall not unjustifiably deduct or delay in paying the wages. The monthly wage shall not less than the minimum wage implemented by the city.

V Social Insurance and Labor benefits

In accordance with central government, state, provincial and municipal policies and regulations

VI Labor conditions and labor protection against occupational hazards

In accordance with central government, state and provincial requirements relating to the implementation of occupational safety and health

VII Termination & Renew of the Labor Contract

Both parties observe the central government, state and provincial regulations regarding the termination of the labor contract.  Unless the violation is expressly stipulated by state, either party in violation of the contract will be subject to the payment of appropriate compensation for breach of contract.

This contract is effective from the date signed by both parties,

Employer: Jilin Huamei Beverage Co., Ltd.

Legal Representative: Liu, Changzhen       Date:   01-02-2014

Employee: Ren, Ying                                     Date:   01-02-2014

Governing Authority: Changchun City Employment Service (with seal)